AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 3, 2001
                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

               --------------------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


               --------------------------------------------------


                                   BARRA, INC.
             (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                                             94-2993326
   (State or Other Jurisdiction of                           (IRS Employer
    Incorporation or Organization)                       Identification Number)

               --------------------------------------------------


                               2100 MILVIA STREET
                         BERKELEY, CALIFORNIA 94704-1113
           (Address of Principal Executive Offices including Zip Code)

               --------------------------------------------------

                                   BARRA, INC.
                         2000 EQUITY PARTICIPATION PLAN
                            (Full Title of the Plan)

               --------------------------------------------------


                                MARIA HEKKER, ESQ.
                                 GENERAL COUNSEL
                                   BARRA, INC.
                               2100 MILVIA STREET
                         BERKELEY, CALIFORNIA 94704-1113
                                 (510) 548-5442

               --------------------------------------------------


          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

               --------------------------------------------------


-----------------------------------------------------------------------------------------------------------
                                     CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
                                                                            PROPOSED
                                                          PROPOSED           MAXIMUM
                                      AMOUNT              MAXIMUM           AGGREGATE           AMOUNT OF
Title of Securities to be             TO BE            OFFERING PRICE       OFFERING           REGISTRATION
Registered                           REGISTERED          PER SHARE           PRICE                FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001
per share, and any associated
preferred stock purchase rights      750,000(2)           $41.29(1)         $30,963,750         $7,741
-----------------------------------------------------------------------------------------------------------

(1) The Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(h) under the Securities Act to be equal to $41.29 per share, the average of the high and low sales price of the Registrant's Common Stock, as reported on the Nasdaq National Stock Market on October 1, 2001.

(2) Prior to the date hereof, the Registrant registered with the Commission 1,292,650 shares of its Common Stock on a Form S-8 filed on September 8, 2000. This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE:

      This Registration Statement is being filed with respect to 750,000 additional shares of Common Stock that may be issued under the Registrant's 2000 Equity Participation Plan. The Registrant hereby incorporates by reference into this registration statement the contents of the registration statement on Form S-8 (File No. 333-45392) filed on September 8, 2000.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Commission are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 filed on June 28, 2001.

      (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001 filed on August 14, 2001.

      (c) The Registrant's Current Report on Form 8-K filed pursuant to Section 13(a) of the Exchange Act, filed on August 24, 2001.

      (d) The Registrant's Current Report on Form 8-K filed pursuant to Section 13(a) of the Exchange Act, filed on July 31, 2001.

      (e) The Registrant's Current Report on Form 8-K filed pursuant to Section 13(a) of the Exchange Act, filed on June 18, 2001.

      (f) The description of the Registrant's Common Stock as set forth in the Registration Statement filed by the Registrant on Form 8-A, as declared effective by the Commission on August 24, 2001.

      (g) The description of the Registrant's Common Stock as set forth in the Registration Statement filed by the Registrant on Form 8-A, (SEC File No. 000-19690) as declared effective by the Commission on November 6, 1991.

      In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a provision eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director does not eliminate or limit the liability of a director: (i) for any breach of their duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      The Registrant's Certificate of Incorporation authorizes the Registrant to provide indemnification of agents (as defined in Section 145 of the General Corporation Law of the State of Delaware) for breach of duty to the Registrant and its stockholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject to the limits on such excess indemnification created by applicable Delaware law (statutory or nonstatutory), with respect to actions for breach of duty to the Registrant, its stockholders and others.

      The Registrant's Bylaws provide that the Registrant shall indemnify each of its agents (as defined in Section 145 of the General Corporation Law of the State of Delaware) against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person by reason of such person's having been made or having been threatened to be made a party to a proceeding to the fullest extent permissible by the provisions of Section 145 of the General Corporation Law of the State of Delaware. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit it to purchase and maintain insurance on behalf of any agent of the Registrant against any liability asserted against, or incurred by, the agent in such capacity or arising out of the agent's status as such, whether or not the Registrant would have the power to indemnify the agent against that liability under the provisions of Section 145 of the General Corporation Law of the State of Delaware. The Registrant currently has secured such insurance on behalf of its directors and officers.

      The Registrant has entered into agreements to indemnify certain of its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorneys' fees), witness fees, judgments, fines and settlement amounts incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding, arising out of such person's services as a director or officer of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8. EXHIBITS

   4.1      2000 Equity Participation Plan.*

   5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
            ("WSGR").

   23.1     Consent of Deloitte & Touche LLP.

   23.2     Consent of WSGR (contained in Exhibit 5.1)

   24.1 Power of Attorney (included in the signature page to this Registration Statement).

----------
(*) Incorporated by reference to the Registrant's Definitive Proxy Statement on
Schedule 14A (SEC File No. 000-19690), filed with the Commission on June 28,
2000.

ITEM 9. UNDERTAKINGS

      (a)   The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

      (b) The Company hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on September 28, 2001.

                                        BARRA, INC.


                                        By: /s/ Kamal Duggirala
                                            ------------------------------------
                                            Kamal Duggirala, Chief Executive
                                            Officer
                                            (Principal Executive Officer)

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Kamal Duggirala and Gregory V. Stockett, and each of them, acting individually, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the registration statement.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature                                  Title                                       Date
---------                                  -----                                       ----


/s/ Kamal Duggirala                        Chief Executive Officer and Director        September 28, 2001
---------------------------------------    (Principal Executive Officer)
Kamal Duggirala


/s/ Andrew Rudd                            Chairman of the Board and Director          September 28, 2001
---------------------------------------
Andrew Rudd


/s/ Gregory V. Stockett                    Chief Financial Officer                     September 28, 2001
---------------------------------------
Gregory V. Stockett


/s/ A. George Battle                       Director                                    September 28, 2001
---------------------------------------
A. George Battle


/s/ M. Blair Hull                          Director                                    September 19, 2001
---------------------------------------
M. Blair Hull


/s/ Norman J. Laboe                        Director                                    September 19, 2001
---------------------------------------
Norman J. Laboe


/s/ Clyde W. Ostler                        Director                                    September 28, 2001
---------------------------------------
Clyde W. Ostler

                                INDEX TO EXHIBITS

EXHIBIT
     4.1     2000 Equity Participation Plan.*

     5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

    23.1     Consent of Deloitte & Touche LLP.

    23.2     Consent of WSGR (contained in Exhibit 5.1)

    24.1     Power of Attorney (included in the signature page to this
             Registration Statement).
----------

(*) Incorporated by reference to the Registrant's Definitive Proxy Statement on
Schedule 14A (SEC File No. 000-19690), filed with the Commission on June 28,
2000.